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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 8, 1995, on the January 31, 1995 financial statements of SEI Daily Income Trust, included in the Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A of SEI Daily Income Trust (No. 2-77048), and to all references to our Firm included in or made part of Post-Effective Amendment No. 35 to Registration Statement File No. 2-77048.


ARTHUR ANDERSEN LLP

Philadelphia, PA
  March 19, 1996